INTERNET BUSINESS'S INTERNATIONAL, INC.
        3900 Birch Street Suite 111 Newport Beach, Calif. 92660
         Telephone (949) 833-0261 Facsimile (949) 833-0762

August 27, 1999

To Wade Whitley

@webmasters@realty-solution.com

Re; Acquisition of MLHP online loan processing, AKA "Lifestyle
Mortgage Partners".

Dear Mr. Whitely:

The following proposal is for the acquisition for the Mortgage
Loans Home AKA "Lifestyle Mortgage Partners" page online processing.

1.  We would pay to  your group $5,000.00  as a monthly fee.

2. We would issue 5,000,000 shares of IBUI stock restricted as per rule 144. These shares would be released pending that we process and approve 70 loans obtained by us through our Website, over the next twelve months.

3. If the target goal of 70 approved loans is not met then the stocks released to you would be prorated proportionally and returned to the treasury.

4. Shares would be issued to " Lifestyle Mortgage Partners". The partnership shall be made up by as follows.

5.  The partnership consists of;

(a)  Mortgage lender to fund loans
(b)  Web designer
(c)  Consultant's
(d)  Attorney to manger transaction
(e)  Loan processor

6.  I understand each party shall receive 800,000 shares.

7.  Your California partners shall put together;

(a)  The Joint Venture agreement
(b)  The site acquisition agreement.

8. We represent that we will either have or obtain sufficient manpower to process and fund loans obtained through our website.

If these terms and conditions are agreeable to you please indicate by return E-Mail, then sign and fax back a copy and mail back the original.

Sincerely



/s/  Albert Reda
Albert Reda, CEO

Read and Accepted by

Lifestyle Mortgage Partners


By: /s/  Wade Whitely
Wade Whitely, General Partner

Dated: September 15, 1999